EXHIBIT 99


                       CONTACT:                                    Dave Southern
                                   Vice President, Public and Investor Relations
                                                 Bally Total Fitness Corporation
                                                                  (773) 399-7611

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                                                           FOR IMMEDIATE RELEASE


                   BALLY TOTAL FITNESS ANNOUNCES AUTHORIZATION
                            OF STOCK REPURCHASE PLAN


      CHICAGO, August 6, 1998 - Bally Total Fitness Holding Corporation (NYSE:BFT), the nation's largest commercial fitness center operator, today announced that it is authorized to repurchase up to 1,500,000 shares of its Common Stock on the open market from time to time.
      President and CEO, Lee Hillman, commented, "This action underscores our Board's optimism about the Company's continued improving performance and commitment to the Company's future prospects. We believe the purchase of our Common Stock represents an attractive opportunity to benefit the long term interests of the Company and its shareholders."
      Bally Total Fitness is the largest, and only nationwide, operator of fitness centers in the United States, with approximately four million members and 325 facilities in 27 states and Canada.

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